Exhibit 23.1


TEDDER,JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
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                     Consent of Independent Accountants
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We hereby consent to the use in this Registration Statement on Form SB-2/A
(Amendment Number 2) of our report dated June 14, 2001 relating to the combined financial statements of Cycle Country Accessories Corp. and Affiliated Entity (an Iowa corporation) (the Predecessor Company), which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.



November 14, 2001
Orlando, Florida